Exhibit 4.33

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of April 26, 2010, among Gibson (U.S.) Acquisitionco Corp., a Delaware corporation (the “Guaranteeing Subsidiary”), a subsidiary of Gibson Energy ULC, an Alberta unlimited liability corporation (the “Company”), the Company, GEP Midstream Finance Corp., an Alberta corporation (the “Finance Corp.”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, Finance Corp. and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 19, 2010, providing for the issuance of 10.00% Senior Notes due 2018 (the “Notes”), as supplemented;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company, Finance Corp., the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT OF U.S. SUBSIDIARIES TO GUARANTEE.  The Guaranteeing Subsidiary, if it is a U.S. Subsidiary, hereby agrees to and does hereby provide an unconditional guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.             NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company, Finance Corp., the Guarantors or any Guaranteeing Subsidiary under the Notes, any Guarantee, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws.

4.             NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.             COUNTERPARTS.  The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the Company, Finance Corp. and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  April 26, 2010

GIBSON (U.S.) ACQUISITIONCO CORP.

By:	/s/ Richard G. Taylor
Name: Richard G. Taylor
Title: Secretary and Treasurer

GIBSON ENERGY ULC

By:	/s/ Richard G. Taylor
Name: Richard G. Taylor
Title: Executive Vice President, Finance and Chief Financial Officer

GEP MIDSTREAM FINANCE CORP.

By:	/s/ Richard G. Taylor
Name: Richard G. Taylor
Title: Executive Vice President, Finance and Chief Financial Officer

GUARANTORS:

GIBSON ENERGY (U.S.) INC.

By:	/s/ T. Murray Carey
Authorized Signing Officer

LINK PETROLEUM, INC.

By:	/s/ T. Murray Carey
Authorized Signing Officer

MOOSE JAW REFINERY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ T. Murray Carey
Authorized Signing Officer

MOOSE JAW REFINERY ULC

By:	/s/ T. Murray Carey
Authorized Signing Officer

CANWEST PROPANE PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ T. Murray Carey
Authorized Signing Officer

CANWEST PROPANE ULC

By:	/s/ T. Murray Carey
Authorized Signing Officer

MP ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ T. Murray Carey
Authorized Signing Officer

MP ENERGY ULC

By:	/s/ T. Murray Carey
Authorized Signing Officer

GIBSON ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ T. Murray Carey
Authorized Signing Officer

GEP ULC

By:	/s/ T. Murray Carey
Authorized Signing Officer

LINK PETROLEUM SERVICES LTD.

By:	/s/ T. Murray Carey
Authorized Signing Officer

CHIEF HAULING CONTRACTORS ULC

By:	/s/ T. Murray Carey
Authorized Signing Officer

GIBSON GCC INC.

By:	/s/ T. Murray Carey
Authorized Signing Officer

BATTLE RIVER TERMINAL LP
by its general partner,
Battle River Terminal GP Inc.

By:	/s/ T. Murray Carey
Authorized Signing Officer

BATTLE RIVER TERMINAL GP INC.

By:	/s/ T. Murray Carey
Authorized Signing Officer

BRIDGE CREEK TRUCKING LTD.

By:	/s/ T. Murray Carey
Authorized Signing Officer

JOHNSTONE TANK TRUCKING LTD.

By:	/s/ T. Murray Carey
Authorized Signing Officer

AARCAM PROPANE & CONSTRUCTION HEAT LTD.

By:	/s/ T. Murray Carey
Authorized Signing Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Lici Zhu
Name: Lici Zhu
Title: Senior Associate